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                                   Schedule A
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                             Amended March 13, 2009

                                LISTING OF FUNDS

     Name of Fund


ClariVest International Equity Fund
ClariVest SMID Cap Core Growth Fund
Smith Group Large Cap Core Growth Fund
Mount Lucas US Focused Equity Fund
Dynamic Energy Fund
Dynamic Energy Income Trust Fund
Dynamic Global Growth Fund
Dynamic Growth Navigator Fund
Dynamic Infrastructure Fund
Dynamic Natural Resources Fund
Dynamic Contrarian Advantage Fund
Dynamic Discovery Fund
Dynamic Gold & Precious Metals Fund
Dynamic North American Value Fund
Dynamic U.S. Growth Fund
Dynamic U.S. Value Fund